Exhibit (a)(1)(viii)

Welcome Election Form Value Calculator Resources Form of Terms of Election Form of Announcement Email Form of Reminder Email Form of Email Confirming Receipt Form of Final Reminder Email Option Exchange FAQs The PDF documents above require Adobe Acrobat Reader If necessary you can download it from Adobe. Make My Election You have 28 days left to elect whether to keep your eligible stock options or exchange some or all of them. Before you make your election, we encourage you to carefully read the offering materials in the Resources section. Need Help? Contact aligos@infiniteequity.com The Exchange Offer is being made pursuant to the terms and conditions set forth in the Company’s Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at www.sec.gov or on the Exchange Offer website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto. Logout ALIGOS Option Exchange Commencement Date January 30, 2024 THERAPEUTICS Expiration Time: February 27, 2024 at 11:59PM EST We are offering you the opportunity to exchange some or all of your eligible stock options, as described in the Offer to Exchange (the ‘Offer to Exchange”), for a number of Replacement Options. We refer to this program as the “Option Exchange.” Resources Click on any of the links below to learn more. Schedule TO Offer to Exchange Email to All Eligible Participants

Grant ID Grant Date Grant Type Grant Price Shares Underlying Option Giant Vested Options as of 2/27/2024** Replacement
Options*** Election DEMOGRANT7 12/1/2020 ISO $16.18 24.720 24,720 7,271 Do Not Exchange DEMOGRANT8 12/1/2020 NQSO $16.18 425,280 331,530 125,083 Do Not Exchange DEMOGRANT9 2/4/2022 ISO $3.06 3.730 6 2,665 Do Not Exchange DEMOGRANT9N 2/4/2022 NQSO $3.06 1,975 0 1,411 DEMOGRANT10 2/4/2022 NQSO $3.06 38,983 22,338 27,845 Do Not Exchange DEMOGRANT11 2/4/2022 ISO $3.06 1,975 0 1,411 Do Not Exchange DEMOGRANT11N 2/4/2022 NQSO $3.06 1,802 0 1,330 DEMOGRANT12N 2/4/2022 NQSO $3.06 4 4 3 Do Not Exchange INFINITE EQUITY Welcome Election Form Value Calculator Resources Logcut You may not tender only a portion of an eligible stock option grant Election Form Indicate your decssior. to tender your eligible stock options for exchange by selecting the ’Exchange” choice in the Elector, column. Option Exchange Commencement Date: January 30. 2024 Exp-ratcn Tune: February 27. 2024 at 11:59PM EST If you do not vent to tender one or more of your eligible stock options for exchange, select the “Do Not Exchange” choice in the Election column for those particular stock optons If you do no: select the “Exchange” choice with respect to an eligible stock option, your electon with respect to an efig^le stock option will default to “Do Not Exchange”, in that event, the elig&le stock optcn will not be exchanged. Value Calculator ‘This column displays the number of shares of our common stock subject to the stock option grant as of February 27. 2024 (assuming no exerase or early termnaticn occurs, through February 27. 2024). “this column displays the number of vested shares of our common stock subject to the stock option grant as Gf February 27. 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs. through February 27. 2024) “The replacement options wtt vest on the 1 year anniversary of the grant date if the original options were vested or would vest within 12 months, otherwise they WJB ses* as originally scheduled Back Next The Exchange Offer is being made pursuant to the terms and conditions set forth in the Company’s Tender Offer Statement on Schedule TO. including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at www.sec.gov or on the Exchange Offer website located at www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto.

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Confirm Elections

You have made the following elections with respect to your eligible stock options.

Grant ID	Grant Date	Grant Type	Grant Price	Shares Underlying Option Grant*	Vested Options as of 2/27/2024**	Replacement Options***	Election
DEMOGRANT7	12/1/2020	ISO	$16.18	24,720	24,720	7,271	Do Not Exchange
DEMOGRANT8	12/1/2020	NQSO	$16.18	425,280	331,530	125,083	Do Not Exchange
DEMOGRANT9	2/4/2022	ISO	$3.06	3,730	6	2,665	Do Not Exchange
DEMOGRANT9N	2/4/2022	NQSO	$3.06	1,975	0	1,411	
DEMOGRANT10	2/4/2022	NQSO	$3.06	38,983	22,338	27,845	Do Not Exchange
DEMOGRANT11	2/4/2022	ISO	$3.06	1,975	0	1,411	Do Not Exchange
DEMOGRANT11N	2/4/2022	NQSO	$3.06	1,862	0	1,330	
DEMOGRANT12N	2/4/2022	NQSO	$3.06	4	4	3	Do Not Exchange

**This column displays the number of shares of our common stock subject to the stock option grant as of February 27, 2024 (assuming no exercise or early termination occurs, through February 27, 2024).*

***This column displays the number of vested shares of our common stock subject to the stock option grant as of February 27, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through February 27, 2024).*

****The replacement options will vest on the 1 year anniversary of the grant date if the original options were vested or would vest within 12 months, otherwise they will vest as originally scheduled.*

☐ I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at the completion of the Option Exchange (February 27, 2024, 11:59PM EST, unless the offer is extended) will be my final election. I also agree to the Election Terms and Conditions and related instructions included in the Resources section of this Option Exchange website and attached to the announcement email dated January 30, 2024.

☐ If I elected to exchange my eligible stock options, my electronic signature below indicates my agreement to be bound by the terms and conditions of the Aligos Therapeutics Incentive Award Plan, as amended, and options agreement thereunder. If I elect not to exchange my eligible stock options, my eligible stock options will remain outstanding with their current terms and I will not receive any new options.

Electronic signature*

Use your mouse or finger to draw your signature above. Clear

An email confirmation will be sent to natalie.robertson@lw.com.

Cancel   Submit

The Exchange Offer is being made pursuant to the terms and conditions set forth in the Company's Tender Offer Statement on Schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at www.sec.gov or on the Exchange Offer website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto.

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Elections Complete

Finished

Your Option Exchange election has been recorded as follows:

Name: Natalie Robertson
Employee ID: DEMO2
Date and Time: 01/25/2024 8:00 PM EST

Grant ID	Grant Date	Grant Type	Grant Price	Shares Underlying Option Grant*	Vested Options as of 2/27/2024**	Replacement Options***	Election
DEMOGRANT7	12/1/2020	ISO	$16.18	24,720	24,720	7,271	Do Not Exchange
DEMOGRANT8	12/1/2020	NQSO	$16.18	425,280	331,530	125,083	Do Not Exchange
DEMOGRANT9	2/4/2022	ISO	$3.06	3,730	6	2,665	Do Not Exchange
DEMOGRANT9N	2/4/2022	NQSO	$3.06	1,975	0	1,411	
DEMOGRANT10	2/4/2022	NQSO	$3.06	38,983	22,338	27,845	Do Not Exchange
DEMOGRANT11	2/4/2022	ISO	$3.06	1,975	0	1,411	Do Not Exchange
DEMOGRANT11N	2/4/2022	NQSO	$3.06	1,862	0	1,330	
DEMOGRANT12N	2/4/2022	NQSO	$3.06	4	4	3	Do Not Exchange

*This column displays the number of shares of our common stock subject to the stock option grant as of February 27, 2024 (assuming no exercise or early termination occurs, through February 27, 2024).

**This column displays the number of vested shares of our common stock subject to the stock option grant as of February 27, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through February 27, 2024).

***The replacement options will vest on the 1 year anniversary of the grant date if the original options were vested or would vest within 12 months, otherwise they will vest as originally scheduled.

If the above is not your intent, you may log back into the option exchange website (www.myoptionexchange.com) to change your election on or before **February 27, 2024 at 11:59 P.M. Eastern Time.**

If you have questions about the Option Exchange or this confirmation notice, please contact aligos@infiniteequity.com.

Print Election Confirmation

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Welcome Election Form Value Calculator Resources Value Calculator The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from the new options to be granted pursuant to the Option Exchange it you choose to exchange your eligible stock options. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible stock options. Note that you will be able to profit from the new options only if they actually vest. Therefore. Even if the Value Calculator shows that the potential profit on the new options is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the new options only f they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result. See value of awards at: 0.7 Elections Resources Eligible Option Grant Replacement Option Grant Grant Date Eligible Stock Options Grant Price Value1 Replacement Options Example New Exercise Price Break-even Price Value1 12/1/2020 24,720 $16.18 $0 7,271 $0.70 $22.63 $0 12/1/2020 425,280 $16.18 $0 125,083 $0.70 $22.63 $0 2/4/2022 3,730 $3.06 $0 2,665 $0.70 $8.97 $0 2/4/2022 1,975 $3.06 $0 1,411 $0.70 $8.96 $0 2/4/2022 38,983 $3.06 $0 27,845 $0.70 $8.96 $0 2/4/2022 1,975 $3.06 $0 1,411 $0.70 $8.96 $0 2/4/2022 1,862 $3.06 $0 1,330 $0.70 $8.96 $0 2/4/2022 4 $3.06 $0 3 $0.70 $10.14 $0 Total 498,529 $0 167,019 $0 1 Value is based on the stock price entered above by you. 12/1/2020 Grant Values Original Replacement Value ($) $250,000 $200,000 $150,000 $100,000 $50,000 $0 Back The Exchange Offer is being made pursuant to the forms and conditions set forth in the Company’s Tender Offer Statement on schedule TO, including the Offer to Exchange, and other related materials filed with the Securities and Exchange Commission that were sent to eligible option holders and are available free of charge at www.ceo.gov or on the Exchange offer website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Exchange Offer, including risks related thereto.

INFINITE EQUITY Welcome Election Form Value Calculator Resources Logout Resources File  Description ALGS—Schedule TO.pdf Schedule TO ALGS—Offer to Exchange.pdf Offer to Exchange ALGS—Email to All Eligible Participants.pdf Email to All Eligible Participants ALGS—Form of Terms of Election.pdf Form of Terms of Election ALGS—Form of Announcement Email.pdf Form of Annoucnement Email ALGS—Form of Reminder Email.pdf Form of Reminder Email ALGS—Form of Email Confirming Receipt.pdf Form of Email Confirming Receipt ALGS—Form of Final Reminder Email.pdf Form of Final Reminder Email ALGS—Option Exchange FAQs.pdf Option Exchange FAQs